Exhibit 99.2

Venu Holding Corporation Announces Closing of Initial Public Offering

Colorado Springs, CO, November 29, 2024 (BUSINESS WIRE) – Venu Holding Corporation (NYSE American: VENU) (“VENU” or the “Company”), a premier hospitality and live music company dedicated to crafting luxury, experience-driven entertainment destinations, today announced the closing of its initial public offering of 1,380,000 shares of its common stock, including 180,000 shares sold upon full exercise of the underwriter’s option to purchase additional shares, at a public offering price of $10.00 per share, for gross proceeds of $13,800,000, before deducting underwriting discounts and offering expenses.

The Company intends to use the net proceeds from the offering to fund the expansion of its business operations, further development of Company services, business promotion activities, and for working capital and general corporate purposes, including general market expansion and due diligence efforts to explore the opening of new restaurant, entertainment, and music venues.

ThinkEquity acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-281271) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on November 12, 2024. This offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004 and on the SEC’s website located at https://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU) founded by Colorado Springs entrepreneur J.W. Roth, is a premier hospitality and live music venue developer dedicated to crafting luxury, experience-driven entertainment destinations. VENU’s campuses in Colorado Springs, Colorado, and Gainesville, Georgia, each feature Bourbon Brothers Smokehouse and Tavern, The Hall at Bourbon Brothers, and unique to Colorado Springs, Notes Eatery and the 8,000-seat Ford Amphitheater. Expanding with new Sunset Amphitheaters in Oklahoma and Texas, VENU’s upcoming large-scale venues will host between 12,500 and 20,000 guests, continuing VENU’s vision of redefining the live entertainment experience.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Denver Post, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. For more information, visit venu.live.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For media inquiries contact Chloe Hoeft at choeft@venu.live or 719-895-5470